                                                                               .
                                                                               .
                                                                               .


                                                                    EXHIBIT 21.1



                           SUBSIDIARIES OF REGISTRANT



NAME OF SUBSIDIARY (JURISDICTION)                                               OWNERSHIP
---------------------------------                                               ---------

  IVANHOE ENERGY HOLDINGS INC. (Nevada)                                         100%
    IVANHOE ENERGY (USA) INC. (Nevada)                                          100% (indirect)
    IVANHOE ENERGY ROYALTY INC. (Nevada)                                        100% (indirect)

  IVANHOE ENERGY INTERNATIONAL VENTURES INC. (BVI)                              100%
         Ivanhoe Energy Sweetwater Limited (Malta)                              100% (Indirect)
         Ivanhoe Energy (Qatar) Inc. (BVI)                                      100% (Indirect)
         GTL Japan Corporation (Japan)                                          100% (Indirect)

  IVANHOE ENERGY INTERNATIONAL INC. (BVI)                                       100%

  SUNWING HOLDING CORPORATION                                                   100%
         Sunwing Energy Ltd. (Bermuda)                                          100% (Indirect)
                  CITIC Sunwing Energy Ltd. (BVI)                               100% (indirect)
                  Sunwing Management Limited (Hong Kong)                        100% (indirect)
                  Pan-China Resources Ltd. (BVI)                                100% (indirect)
                  Dagang Resources Ltd. (BVI)                                   100% (indirect)

  IVANHOE ENERGY ADVISORY INC. (BVI)                                            100%
